Exhibit 23.1

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


	We consent to the incorporation by reference in the Registration Statements (Form S-8 File Numbers 333-134285 pertaining to the 2006 Restricted Stock Plan, 333-15307 pertaining to the Employee ESOP/401(k) Plan, 333-15311 pertaining to the 1996 Stock Option Plan, 333-92427 pertaining to the 1998 Non-employee Directors Stock Plan and 1998 Stock Option Plan, 333-109561 pertaining to the 1998 Stock Option Plan, and 333-115218 pertaining to the 2004 Stock Option Plan and 2004 Non-employee Directors Stock Plan and Form S-3 File Number 333-15309 pertaining to the Non-employee Directors Stock Plan), of VSE Corporation of our report dated February 21, 2007, with respect to the consolidated financial statements of VSE Corporation and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2006.





                                                          /s/ Ernst & Young LLP


  McLean, Virginia
  March 2, 2007